Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386, 333-208634, and 333-221808 on Form S-8 of our report dated 14 March 2016 (which includes an explanatory paragraph regarding retrospective adjustments to the 2015 consolidated financial statement disclosures on segment information) relating to the financial statements, which appears in Anheuser-Bush InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2017.

PwC Bedrijfsrevisoren BCVBA

Represented by

/s/ Koen Hens
Koen Hens Bedrijfsrevisor

Sint-Stevens-Woluwe, Belgium

19 March 2018